                                                                   EXHIBIT (23)


CONSENT OF KPMG LLP
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Board of Directors
Wachovia Corporation


We consent to the incorporation by reference in the Registration Statements of
(i) Wachovia Corporation on:


              Registration                                  Registration
                 Statement                                     Statement
 Form               Number                       Form             Number
------        -------------                     ------      -------------

  S-3             33-50103                        S-3          333-41046
  S-8             33-54148                        S-8          333-42018
  S-8             33-60913                        S-8          333-43960
  S-8             33-62307                        S-8          333-44015
  S-8             33-65501                        S-3          333-47286
  S-8             333-2551                        S-8          333-50589
  S-8            333-10179                        S-3          333-50999
  S-8            333-10211                        S-8          333-53549
  S-8            333-11613                        S-3          333-57078
  S-8            333-14469                        S-3          333-58299
  S-3            333-15743                        S-8          333-59616
  S-3            333-17599                        S-8          333-69108
  S-4         333-19039-01                        S-3          333-70489
  S-4            333-20611                        S-3          333-72150
  S-3            333-31462                        S-3          333-72350
  S-3            333-34151                        S-8          333-83969
  S-8            333-36839                        S-8          333-89299
  S-8            333-37709                        S-3          333-90593


(ii)     First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First
Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01); (vii) First Union Capital I on Form S-3 (No. 333-90593-01);
(viii) First Union Capital II on Form S-3 (No. 333-90593-02); and (ix) First Union Capital III on Form S-3 (No. 333-90593-03) of Wachovia Corporation of our report dated January 23, 2002, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the 2001 Annual Report to Stockholders which is incorporated by reference in Wachovia Corporation's 2001 Form 10-K. Our report refers to the fact that effective July 1, 2001, Wachovia Corporation adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No.
141, Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.



KPMG LLP

Charlotte, North Carolina
March 14, 2002